UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 23, 2013

WASHINGTON TRUST BANCORP, INC.
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(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
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(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

23 Broad Street, Westerly, Rhode Island 02891
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(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (401) 348-1200

Former name or address, if changed from last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Corporation’s Annual Meeting of Shareholders was held on April 23, 2013. On the record date of February 26, 2013, there were 16,403,296 shares issued, outstanding and eligible to vote, of which 14,515,280 shares, or 88.5%, were represented at the Annual Meeting either in person or by proxy.

The results of matters voted upon are presented below:

1.
Four directors, nominated by the Board of Directors, were elected to hold office as directors of the Corporation, each to serve until the 2016 Annual Meeting and until their successors are duly elected and qualified:

	Term	Votes For	Votes Withheld	Broker Non-votes
Barry G. Hittner, Esq.	3 years	11,505,825	474,360	2,535,095
Katherine W. Hoxsie, CPA	3 years	11,475,728	504,457	2,535,095
Kathleen E. McKeough	3 years	11,510,355	469,830	2,535,095
John C. Warren	3 years	11,276,704	703,481	2,535,095

2.	The ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions	Broker Non-votes
14,398,253	105,629	11,398	—

3.	A non-binding resolution to approve the compensation of the Corporation’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-votes
11,376,973	503,557	99,653	2,535,097

4.	The approval of the Washington Trust Bancorp, Inc. 2013 Stock Option and Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-votes
10,861,649	1,083,951	34,583	2,535,097

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.
Date: April 26, 2013	By:	/s/ David V. Devault
David V. Devault
Senior Executive Vice President, Secretary and Chief Financial Officer